UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 26, 2005

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2005, Spansion Japan Limited (“Spansion Japan”), an indirect subsidiary of Spansion Inc. (the “Company”), entered into an uncommitted revolving credit facility agreement with Shinkin Central Bank in the aggregate principal amount of up to ¥3.0 billion (or up to approximately $25.6 million based on a U.S. dollar to yen exchange rate of $1.00 to ¥117.38 as of December 28, 2005). Because the amount subject to the credit facility is denominated in yen, the dollar amount stated above is subject to change based on applicable exchange rates.

Spansion Japan may, pursuant to the terms of the credit facility, borrow amounts in increments of ¥50,000,000 (approximately $425,959 based on a U.S. dollar to yen exchange rate of $1.00 to ¥117.38 as of December 28, 2005), which may remain outstanding for up to three months. Amounts borrowed under the credit facility bear interest at a rate equal to the Tokyo Interbank Offered Rate, or TIBOR, at the time of the drawdown, plus a margin of .50% per annum. As of December 28, 2005, TIBOR is approximately .06 percent.

Pursuant to the terms of the credit facility, Spansion Japan is required, among other things, to submit any annual securities reports, semiannual reports, quarterly reports, extraordinary reports, revision reports, and group reports and accounts prepared by Spansion Japan.

In addition, Spansion Japan is not permitted, among other things, to:

•	create any security interests or liens on any of its assets, subject to certain exceptions;

•	subordinate the payment of its debt under the credit facility to the payment of any unsecured debts; and

•	enter into any merger, company partition, exchange or transfer of shares, assign all or a part of its business or assets to a third party, or otherwise transfer all or a material part of its assets to a third party, subject to certain exceptions.

The credit facility shall terminate on December 26, 2006, unless terminated earlier in the event of default, or by either party upon written notice in accordance with the terms of the credit facility.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Uncommitted Revolving Credit Facility Agreement, dated as of December 26, 2005, between Spansion Japan Limited, as the Borrower, and Shinkin Central Bank, as the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

Date: December 28, 2005	By:	/s/ Steven J. Geiser
	Name:	Steven J. Geiser
	Title:	Corporate Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Uncommitted Revolving Credit Facility Agreement, dated as of December 26, 2005, between Spansion Japan Limited, as the Borrower, and Shinkin Central Bank, as the Lender.